NEWS

Merisel, Inc. Announces Expansion of Share Repurchase Plan

New York, New York, July 23, 2008.  Merisel, Inc. (OTC: MSEL.pk) today announced that its Board of Directors has voted to expand the Company’s share purchase program, originally adopted and announced on August 14, 2006, and resumed on July 1, 2008, to include privately negotiated purchases as well as open market repurchases from time to time. Purchases of the Company’s common stock may be made at the discretion of management within the total program limit of $2,000,000. The repurchase program does not obligate the Company to acquire any specific number of shares and may be discontinued at any time.
About Merisel
Merisel, headquartered in New York, N.Y., is a leading visual communications and brand imaging solutions provider to its clients.  Merisel provides a broad portfolio of digital and graphic services to clients in the retail, manufacturing, beverage, cosmetic, advertising, entertainment and consumer packaged goods industries.  These solutions are delivered to clients through its portfolio companies: ColorEdge, Crush Creative, Comp 24, It’s in the Works, Dennis Curtin Studios, AdProps, and Fuel Digital.  Merisel has sales offices in New York City, Atlanta, Chicago, Los Angeles, Orlando, and Portland, Oregon and production facilities in New York, New Jersey, Atlanta and Los Angeles to ensure the highest quality solutions and services to our clients.  Learn more at www.merisel.com.

Contact:
Jon H. Peterson
(212) 502-6570
jon.peterson@merisel.com

Forward-Looking Statements
This press release may contain forward-looking information regarding Merisel that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995.  Any such forward-looking statements are inherently speculative and are based on currently available information, operating plans and projections about future events and trends.  As such, they are subject to numerous risks and uncertainties.  Actual results and performance may be significantly different from expectations.  Merisel undertakes no obligation to update any such forward-looking statements.  Please see Merisel’s filings with the Securities and Exchange Commission, including Merisel’s Annual Report on Form 10-K, for a discussion of specific risks that may affect performance.